Exhibit 99.1

Clean Energy Reports 99.6 Million Gallons Delivered and Revenue of $72.3 Million for Second Quarter of 2019
NEWPORT BEACH, Calif. — (BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the second quarter of 2019.
Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “The second quarter of 2019 was highlighted by double-digit fuel volume growth and continued improvement in our overall financial position. Growth of our renewable natural gas product, Redeem, also continues to be encouraging, punctuated by the exciting announcement in the second quarter that UPS agreed to buy 170 million gallons of Redeem over a seven year period. This is one of the strongest endorsements yet of the cleanest, most affordable and available alternative fuel solution by one of the world’s largest logistics companies. These new Redeem gallons are already flowing to UPS stations around the country to operate their heavy-duty fleets and will play a role in helping one of the most aggressively sustainable companies meet yet another environmental goal.”
The Company delivered 99.6 million gallons in the second quarter of 2019, an 11.4% increase from 89.4 million in the second quarter of 2018. For the six months ended June 30, 2019, the Company delivered 194.8 million gallons, an 11.6% increase from 174.5 million in the six months ended June 30, 2018. These increases were due to growth in CNG and LNG volumes principally from increased sales of Redeem.
The Company’s revenue for the second quarter of 2019 was $72.3 million, including an unrealized gain of $0.6 million on commodity swap and customer fueling contracts that support the Company’s Zero Now truck financing program, compared to $70.5 million of revenue in the same period last year, which included $1.4 million of U.S. federal excise tax credits for alternative fuels (“AFTC”). The AFTC applied to vehicle fuel sales made from January 1, 2017 through December 31, 2017 and expired effective January 1, 2018. Excluding the unrealized gain on commodity swaps of $0.6 million in 2019 and the AFTC of $1.4 million in 2018, revenue increased 3.8% for the second quarter of 2019 compared to the prior year period, which was driven by a 5.0% increase in volume -related revenue. Station construction revenue was $5.9 million for the second quarter of 2019 compared to $5.8 million in the 2018 period.
The Company’s revenue for the six months ended June 30, 2019 was $150.0 million, including an unrealized loss of $4.4 million on commodity swap and customer fueling contracts that support the Company’s Zero Now truck financing program, compared to $172.9 million of revenue in the same period last year, which included $26.9 million of AFTC. Excluding the unrealized loss on commodity swap and customer fueling contracts of $4.4 million in 2019 and the AFTC of $26.9 million in 2018, revenue increased 5.8% for the first half of 2019 compared to the prior year period, which was driven by an 11.7% increase in volume -related revenue, reflecting higher volumes and a continued strong RNG market. Station construction revenue was $9.1 million for the six months ended June 30, 2019 compared to $11.6 million in the 2018 period. Also, 2018 included $4.4 million in revenue from the sale of used natural gas trucks acquired in 2017, which did not recur in 2019.
On a GAAP (as defined below) basis, net income (loss) attributable to Clean Energy for the second quarter of 2019 was $(5.4) million or $(0.03) per share, compared to $(12.0) million, or $(0.07) per share, for the second quarter of 2018.
On a GAAP basis, net income (loss) attributable to Clean Energy for the six months ended June 30, 2019 was $(16.3) million or $(0.08) per share, compared to $0.2 million, or $0.00 per share, for the six months ended June 30, 2018. The six months ended June 30, 2019 was negatively affected by $4.4 million in unrealized losses from changes in fair value of derivative instruments whereas 2018 was positively affected by AFTC revenue of $26.9 million.
Non-GAAP income (loss) per share and Adjusted EBITDA (each as defined below) for the second quarter of 2019 was $(0.02) and $8.9 million, respectively. Non-GAAP income per share and Adjusted EBITDA for the second quarter of 2018 was $(0.06) and $7.4 million, respectively.
Non-GAAP income (loss) per share and Adjusted EBITDA for the six months ended June 30, 2019 was $(0.04) and $20.1 million, respectively. Non-GAAP income per share and Adjusted EBITDA for the six months ended June 30, 2018 was $0.03 and $39.7 million, respectively, which included the AFTC revenue.
Non-GAAP income (loss) per share and Adjusted EBITDA are described below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) per share attributable to Clean Energy, respectively.

Non-GAAP Financial Measures
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and making financial and operational decisions; (2) these measures exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.
Non-GAAP Income (Loss) Per Share
Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, we believe excluding the non-cash results from equity method investments is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.

The table below shows GAAP and non-GAAP income (loss) per share and also reconciles GAAP net income (loss) attributable to Clean Energy Fuels Corp. to an adjusted net income (loss) figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per-share amounts)	2018	2019	2018	2019
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(11,975)	$(5,383)	$247	$(16,329)
Stock-Based Compensation	1,208	918	3,106	2,164
Loss from Equity Method Investments	729	33	2,197	500
Loss (Gain) from Change in Fair Value of Derivative Instruments	(70)	(582)	(92)	5,992
Adjusted (Non-GAAP) Net Income (Loss)	$(10,108)	$(5,014)	$5,458	$(7,673)
Diluted Weighted-Average Common Shares Outstanding	162,613,316	204,653,723	161,682,245	204,426,459
GAAP Income (Loss) Per Share	$(0.07)	$(0.03)	$0.00	$(0.08)
Non-GAAP Income (Loss) Per Share	$(0.06)	$(0.02)	$0.03	$(0.04)
Adjusted EBITDA
Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, plus (minus) loss (income) from equity method investments, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.
The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net income (loss) attributable to Clean Energy Fuels Corp.:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2018	2019	2018	2019
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(11,975)	$(5,383)	$247	$(16,329)
Income Tax Expense	89	66	177	126
Interest Expense	4,527	1,842	9,030	3,733
Interest Income	(489)	(567)	(1,064)	(1,147)
Depreciation and Amortization	13,332	12,605	26,133	25,084
Stock-Based Compensation	1,208	918	3,106	2,164
Loss from Equity Method Investments	729	33	2,197	500
Loss (Gain) from Change in Fair Value of Derivative Instruments	(70)	(582)	(92)	5,992
Adjusted EBITDA	$7,351	$8,932	$39,734	$20,123
Definition of “Gallons Delivered”
The Company defines “gallons delivered” as its gallons of renewable natural gas (“RNG”), compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company’s proportionate share of gallons delivered by joint ventures in the applicable period.

The table below shows gallons delivered for the three and six months ended June 30, 2018 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
Gallons Delivered (in millions)	2018	2019	2018	2019
CNG	73.8	83.8	144.6	162.3
LNG	15.6	15.8	29.9	32.5
Total	89.4	99.6	174.5	194.8
Sources of Revenue
The following table represents our sources of revenue for the three and six months ended June 30, 2018 and 2019:

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue (in millions)	2018	2019	2018	2019
Volume -Related (1)	$62.6	$66.3	$130.0	$140.8
Station Construction Sales	5.8	5.9	11.6	9.1
AFTC	1.4	—	26.9	—
Other	0.7	0.1	4.4	0.1
Total Revenue	$70.5	$72.3	$172.9	$150.0
(1) For the three and six months ended June 30, 2019, volume -related revenue includes an unrealized gain (loss) from the change in fair value of commodity swap contracts of $0.6 million and $(4.4) million.
Today’s Conference Call
The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Sunday, September 8, 2019, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13692558. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.
About Clean Energy Fuels
Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the United States. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.cleanenergyfuels.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, the Company’s expectations regarding its 2019 results; the Company’s ability to convert heavy -duty truck fleets with whom it is in discussions into participants in the Company’s Zero Now truck financing program; the success of the Zero Now program generally and its effect, if any, on the U.S. natural gas trucking market and the Company’s performance, financial condition and ability to execute its strategic initiatives; the state of the natural gas vehicle fuels market, including the level of adoption of natural gas vehicle fuels generally, and specifically in the trucking sector, and with respect to renewable natural gas; and the Company’s supply agreement with BP and its effect, if any, on the Company’s Redeem renewable natural gas business.
Forward-looking are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design and performance, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to execute its Zero Now truck financing program, a key strategic initiative related to the market for natural gas heavy-duty trucks and the effect of this initiative on the Company’s business, prospects, performance and liquidity; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets, including in the event of improvements in or perceived advantages of non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments; the availability of environmental, tax and other government regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; future availability of capital, which may include equity or debt financing, in the amounts and at the times needed to fund the growth of the Company’s business, repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital-raising transaction; the effect of, or potential for changes to federal, state or local greenhouse gas emissions regulations or other environmental regulations applicable to natural gas production, transportation or use; the Company’s ability to manage and grow its RNG business, in particular after the BP Transaction, including its ability to continue to receive revenue from sales of tradable credits the Company generates by selling conventional and renewable natural gas as vehicle fuel and the effect of any increase in competition for RNG supply; the Company’s ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which it operates and effectively calibrate its strategies, timing and levels of investments to be consistent with this demand; the Company’s ability to recognize the anticipated benefits of its CNG and LNG station network; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s compliance with all applicable government regulations; the Company’s ability to execute and realize the intended benefits of any mergers, acquisitions, divestitures, investments or other strategic measures, transactions or relationships; and general political, regulatory, economic and market conditions.
The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q filed on August 8, 2019, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:
investors@cleanenergyfuels.com
News Media Contact:
Raleigh Gerber
Manager of Corporate Communications
949.437.1397

Clean Energy Fuels Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
 (In thousands, except share and per share data, Unaudited)

	December 31, 2018	June 30, 2019
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$30,624	$41,666
Short-term investments	65,646	66,584
Accounts receivable, net of allowance for doubtful accounts of $1,919 and $2,074 as of December 31, 2018 and June 30, 2019, respectively	68,865	60,567
Other receivables	15,544	9,408
Derivative assets, related party	1,508	655
Inventory	34,975	33,870
Prepaid expenses and other current assets	8,444	9,043
Total current assets	225,606	221,793
Operating lease right-of-use assets	—	24,490
Land, property and equipment, net	350,568	328,630
Long-term portion of restricted cash	4,000	4,848
Notes receivable and other long-term assets, net	17,470	17,968
Long-term portion of derivative assets, related party	8,824	5,041
Investments in other entities	26,079	26,072
Goodwill	64,328	64,328
Intangible assets, net	2,207	1,704
Total assets	$699,082	$694,874
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$4,712	$55,562
Current portion of finance lease obligations	693	654
Current portion of operating lease obligations	—	3,570
Accounts payable	19,024	16,462
Accrued liabilities	48,469	39,763
Deferred revenue	7,361	7,438
Total current liabilities	80,259	123,449
Long-term portion of debt	75,003	24,912
Long-term portion of finance lease obligations	3,776	3,236
Long-term portion of operating lease obligations	—	22,245
Other long-term liabilities	15,035	12,901
Total liabilities	174,073	186,743
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 304,000,000 shares as of December 31, 2018 and June 30, 2019, respectively; issued and outstanding 203,599,892 shares and 204,655,146 shares as of December 31, 2018 and June 30, 2019, respectively	20	20
Additional paid-in capital	1,198,769	1,201,340
Accumulated deficit	(688,653)	(704,982)
Accumulated other comprehensive loss	(2,138)	(1,440)
Total Clean Energy Fuels Corp. stockholders’ equity	507,998	494,938
Noncontrolling interest in subsidiary	17,011	13,193
Total stockholders’ equity	525,009	508,131
Total liabilities and stockholders’ equity	$699,082	$694,874

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Revenue:
Product revenue	$61,120	$59,691	$153,371	$128,139
Service revenue	9,347	12,627	19,499	21,877
Total revenue	70,467	72,318	172,870	150,016
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	41,396	40,121	91,595	94,551
Service cost of sales	4,255	7,489	8,852	11,887
Change in fair value of derivative warrants	(70)	(17)	(92)	1,597
Selling, general and administrative	19,938	17,933	38,797	36,368
Depreciation and amortization	13,332	12,605	26,133	25,084
Total operating expenses	78,851	78,131	165,285	169,487
Operating income (loss)	(8,384)	(5,813)	7,585	(19,471)
Interest expense	(4,527)	(1,842)	(9,030)	(3,733)
Interest income	489	567	1,064	1,147
Other income (expense), net	79	93	67	2,764
Loss from equity method investments	(729)	(33)	(2,197)	(500)
Income (loss) before income taxes	(13,072)	(7,028)	(2,511)	(19,793)
Income tax expense	(89)	(66)	(177)	(126)
Net income (loss)	(13,161)	(7,094)	(2,688)	(19,919)
Loss attributable to noncontrolling interest	1,186	1,711	2,935	3,590
Net income (loss) attributable to Clean Energy Fuels Corp.	$(11,975)	$(5,383)	$247	$(16,329)
Income (loss) per share:
Basic	$(0.07)	$(0.03)	$0.00	$(0.08)
Diluted	$(0.07)	$(0.03)	$0.00	$(0.08)
Weighted-average common shares outstanding:
Basic	162,613,316	204,653,723	157,432,786	204,426,459
Diluted	162,613,316	204,653,723	161,682,245	204,426,459